UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2008

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA	01748
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 7, 2009, EMC Corporation (“EMC”) issued a press release announcing preliminary fourth-quarter financial results.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

To improve the competitiveness and efficiency of its global business in response to a challenging global economy, on December 31, 2008, the Finance Committee of the Board of Directors of EMC approved a plan to streamline EMC’s Information Infrastructure business’s cost structure. The plan includes the following components:

•	A reduction in force which will be substantially completed by the end of 2009 and fully completed by the third quarter of 2010. Termination costs are expected to be approximately $237 million.

•

The consolidation of facilities and the termination of contracts which are expected to result in a charge in the range of $76 million to $101 million. These actions are expected to be completed by 2015.

•

The write-off of certain assets for which EMC has determined it will no longer derive any benefit. This non-cash write-off is approximately $22 million. These actions were completed in the fourth quarter of 2008.

The total charge resulting from this plan is expected to be between $335 million and $360 million, with $220 million recognized in 2008, $100 million to $125 million to be recognized in 2009 and 2010 and the remainder to be recognized through 2015. Total cash expenditures associated with the plan are expected to be in the range of $311 million to $336 million.

EMC’s press release describing the plan and charges is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.06.	Material Impairments.

EMC management also determined that certain assets were impaired because the forecasted cash flows from the assets are expected to be less than the assets’ net book value. The impairment charge totals approximately $28 million and is comprised of approximately $21 million of capitalized technology costs and approximately $7 million of strategic investments. This charge will not result in any future cash expenditures.

EMC’s press release describing the impairments is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of EMC Corporation dated January 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ David I. Goulden
David I. Goulden
Executive Vice President and Chief Financial Officer

Date: January 7, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of EMC Corporation dated January 7, 2009